(a)(5)

                           Offer to Purchase for Cash
                     Up to 1,000,000 Shares of Common Stock
                                       of
                          HITOX CORPORATION OF AMERICA
                                       at
                                 $2.50 PER SHARE
                                       by
                             PAULSON ACQUISITION LLC



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         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL
19, 1999, UNLESS THE OFFER IS EXTENDED.

         THE OFFER IS SUBJECT TO CERTAIN CONDITIONS DESCRIBED IN
THE OFFER TO PURCHASE.
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To Our Clients:

         Enclosed for your consideration is an Offer to Purchase dated March 23, 1999 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer") relating to an offer by Paulson Acquisition LLC, a Delaware limited liability corporation (the "Purchaser"), to purchase up to 1,000,000 shares of Common Stock, par value $.25 per shares (the "Shares"), of Hitox Corporation of America, a Delaware corporation (the "Company"), at a purchase price of $2.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender for such Shares can be made only by us as the holder of record and pursuant to your instructions.


         We request instructions as to whether you wish to tender any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.


         Your attention is invited to the following:


         1.    The tender price is $2.50 per Share, net to the seller in cash.


         2. The Offer is being made for up to 1,000,000 Shares. Upon the terms and subject to the conditions of the Offer, if more than 1,000,000 Shares are validly tendered prior to the expiration of



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



               the Offer and not properly withdrawn in accordance with Section 4 of the Offer to Purchase, such Shares will be accepted for payment on a pro rata basis (with appropriate adjustments to avoid the purchase of fractional Shares) according to the number of Shares validly tendered and not properly withdrawn by the expiration of the Offer.


         3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, April 19, 1999, unless the Offer is extended.



         4. Stockholders who tender Shares will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.


         If you wish to have us tender any or all of your Shares, please complete, sign and return the form set forth on the reverse side of this letter. An envelope in which you should return your instructions to us is enclosed. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth on the reverse side of this letter.






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



           INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                    UP TO 1,000,000 SHARES OF COMMON STOCK OF
                          HITOX CORPORATION OF AMERICA

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase of Paulson Acquisition LLC (the "Purchaser") dated March 23, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by the Purchaser to purchase up to 1,000,000 shares of Common Stock, par value $.25 per share (the "Shares"), of Hitox Corporation of America, a Delaware corporation.


         This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.



Number of Shares to be Tendered*             ___________________________________

________________________________Shares       ___________________________________
                                                           Signature

Account Number: ________________             ___________________________________

Dated:  ________________________, 1999       ___________________________________
                                                       Please print name(s)
                                                       --------------------

                                             Address:___________________________
                                                         (Include zip code)

                                             Area Code and Telephone No.:_______

                                             Taxpayer Identification or
                                             Social Security No.:_______________


____________________
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.


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